As Filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State or other jurisdiction of incorporation or organization)	52-2336602 (I.R.S. Employer Identification No.)

4786 1st Avenue South, Suite 103

Seattle, Washington, 98134

(Address of Principal Executive Offices, Including Zip Code)

Jones Soda Co. 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

David Knight
Chief Executive Officer
4786 1st Avenue South, Suite 103
Seattle, WA, 98134

(206) 624-3357

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Bond, Esq.
Sheppard, Mullin, Richter & Hampton LLP
1900 Avenue of the Stars, Suite 1600
Los Angeles, CA, 90067-6055
(310) 228-6155

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

Jones Soda Co. (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering additional shares of the Company’s common stock, no par value (the “Common Stock”) under the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”). The number of shares of Common Stock available for issuance under the 2022 Plan may be increased each January 1st of every calendar year starting on January 1, 2023 by an amount equal to the lesser of (a) 4.0% of the Company’s outstanding Common Stock (which shall include Common Stock issuable upon the exercise or conversion of all outstanding securities or rights convertible into or exercisable for Common Stock, including without limitation, preferred stock, warrants and employee options to purchase any Common Stock) on the final day of the immediately preceding calendar year; and (b) a lesser amount determined by the Company’s board of directors, provided that the number of shares that may be granted pursuant to awards in a single year may not exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis as of the end of the immediately preceding fiscal year (the “Evergreen Provision”). This Registration Statement registers an aggregate of 10,885,691 additional shares of Common Stock available for issuance under the 2022 Plan as a result of increases under the Evergreen Provision.

This Registration Statement relates to securities of the same class as those to which the currently effective registration statement on Form S-8 (File No. 333-265133) (the “Existing S-8”) relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8, except as otherwise set forth in this Registration Statement, are incorporated herein by reference and made part of this Registration Statement, except for Items 2, 3, and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2. Registrant Information and Employee Program Annual Information.

Jones Soda Co. (the “Company”) will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”) without charge and upon written or oral request by contacting:

David Knight

Chief Executive Officer

4786 1st Avenue South, Suite 103

Seattle, WA, 98134

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)         The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024, which contain the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)         The Company’s Current Report on Form 8-K filed with the SEC on March 18, 2024; and

(c)         The description of the Company’s common stock, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2024, including any amendments or reports filed for the purpose of updating such description (File No. 000-28820).

All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Notwithstanding the foregoing provisions of this Item 3, no document, or portion of or exhibit to a document, that is “furnished” to (rather than “filed” with) the SEC shall be incorporated or deemed to be incorporated by reference in this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Document
3.1

Articles of Incorporation of Jones Soda Co. (Previously filed as, and incorporated herein by reference to, Exhibit 3.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913).

3.2

Amended and Restated Bylaws of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to our quarterly report on Form 10-Q, filed on November 8, 2013; File No. 000-28820).

3.3

Articles of Amendment to Articles of Incorporation of Jones Soda Co. dated May 16, 2022. (Previously filed with, and incorporated herein by reference to, Exhibit 3.3 to our registration statement on Form S-1, filed on June 14, 2022; File No. 333-265598).

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1*	Consent of Berkowitz, Pollack Brant Advisors + CPAs.
23.2*	Consent of Armanino LLP.
23.3*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1

Jones Soda Co. 2022 Omnibus Equity Incentive Plan (Previously filed with, and incorporated herein by reference to, Annex B to our Definitive Proxy Statement on Schedule 14A, filed on April 1, 2022, File No. 000-28820).

107*	Filing Fee Table.

*         Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 8, 2024.

JONES SODA CO.

By /s/ Joe Culp

Joe Culp, Director of Finance and

Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Knight and Joe Culp, and each of them severally, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof..

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ David Knight David Knight	President, and Chief Executive Officer (Principal Executive Officer)	May 8, 2024

/s/ Joe Culp Joe Culp	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2024

/s/ Paul Norman Paul Norman	Chairman of the Board of Directors	May 8, 2024

/s/ Gregg Reichman Gregg Reichman	Director	May 8, 2024

/s/ Clive Sirkin Clive Sirkin	Director	May 8, 2024

/s/ Ronald Dissinger Ronald Dissinger	Director	May 8, 2024

/s/ Mark Murray Mark Murray	Director	May 8, 2024

/s/ Chad Bronstein Chad Bronstein	Director	May 8, 2024